UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 14, 2014

Date of Report (Date of earliest event reported)

CIBER, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

6363 South Fiddler’s Green Circle, Suite 1400,

Greenwood Village, Colorado, 80111

(Address of principal executive offices) (Zip code)

(303) 220-0100

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 14, 2014, CIBER, Inc. (“Ciber”) entered into a new employment agreement with Christian Mezger, Executive Vice President and Chief Financial Officer, that supersedes his previous employment agreement dated June 10, 2013.  The new employment agreement (the “Agreement”) is based on Ciber’s standard Executive Vice President agreement.  Under the Agreement, Mr. Mezger will receive a starting base salary of $380,000 and participate in all benefit and compensation plans available to an Executive Vice President of Ciber.  Mr. Mezger is subject to obligations during his employment and for one year after termination that include confidentiality and non-solicitation of employees and clients.

In the event of Mr. Mezger’s termination by Ciber without cause, or by Mr. Mezger for good reason (each term as defined in the Agreement) within twelve months after a change of control of Ciber (as defined in the Agreement), in addition to already earned salary and earned but unpaid bonus for the prior year and a pro-rated bonus (provided that performance targets are met) for the portion of the year in which the termination occurs, the Agreement provides that Mr. Mezger will receive certain benefits, subject to his executing a separation and release agreement.  Such benefits include (i) a severance payment equal to 1.75 times Mr. Mezger’s then current base salary and annual bonus at the target level in effect on the day of termination; (ii) full vesting of all unvested equity awards; and (iii) health benefits for a period of eighteen months following termination.

Upon either Mr. Mezger’s termination by Ciber without cause, or by Mr. Mezger for good reason (each term as defined in the Agreement), in addition to already earned salary and earned but unpaid bonus for the prior year and a pro-rated bonus (provided that performance targets are met) for the portion of the year in which the termination occurs, Mr. Mezger is entitled to receive certain benefits, subject to his executing a separation and release agreement. Such benefits include (i) a severance payment equal to one time Mr. Mezger’s then current base salary and annual bonus at the target level in effect on the day of termination; (ii) vesting of all unvested equity awards scheduled to vest within twelve months of the date of termination; and (iii) health benefits for a period of twelve months following termination.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement to be filed as an exhibit to the Company’s next periodic filing on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ciber, Inc.

Date: April 17, 2014	By:	/s/ M. Sean Radcliffe
M. Sean Radcliffe
SVP and General Counsel